Exhibit 10.1

SUPPLEMENTAL RETIREMENT

PLAN FOR EMPLOYEES OF

WEBSTER BANK

As Amended and Restated on October 22, 2007

Effective as of January 1, 2005

TABLE OF CONTENTS

General

ARTICLE I Definitions

ARTICLE II Eligibility

ARTICLE III Supplemental Retirement Income

ARTICLE IV Benefit Claims Procedure

ARTICLE V Funding

ARTICLE VI Amendment and Termination

ARTICLE VII Miscellaneous

ANNEX I Special Provisions for Certain Former Participants in the Eagle Financial Corporation Benefit Equalization Plan

ANNEX II Special Provisions Relating to Supplemental Matching Contributions Attributable to the Period On and After January 1, 2005 and Prior to July 1, 2006

ANNEX III Certain Change in Control Payments Prior to January 1, 2008

SUPPLEMENTAL RETIREMENT PLAN FOR EMPLOYEES

OF WEBSTER BANK

General

This Plan is a non-qualified supplemental retirement plan for certain employees of Webster Bank (the "Bank") and its affiliates who also have an accrued benefit under the Webster Bank Pension Plan (the "Pension Plan").

The Plan was established for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Only certain employees of the Bank and its affiliates who were members of a select group of management or highly compensated employees (as determined by the board of directors of the Bank) are eligible to receive a benefit under the Plan.

The Plan provides a supplemental retirement income equal to the following:

(a) with respect to all Participants other than the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004, the excess of: (i) a retirement benefit payable in accordance with the terms of the Pension Plan, but determined: (A) without regard to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"); (B) without regard to the limitations of Code Section 401(a)(17); and (C) based on the definition of compensation set forth in the Pension Plan that is applicable to the period on and after September 1, 2004, but applying such definition to the Participant's entire period of employment; over (ii) the retirement benefit actually provided by the Pension Plan; and

(b) with respect to the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004, the excess of: (i) a retirement benefit equal to 60% of his high five year average compensation, pro rated for separation from service prior to age 65 and determined: (A) without regard to the limitations of Code Section 415; (B) without regard to the limitations of Code Section 401(a)(17); and (C) based on the definition of compensation set forth in the Pension Plan that is applicable to the period on and after September 1, 2004, but applying such definition to the Participant's entire period of employment; over (ii) the sum of: (A) the retirement benefit actually provided by the Pension Plan; (B) projected Social Security retirement benefits commencing at age 65; and (C) with respect to the President of the Bank who was in office on January 1, 2004, the retirement benefits payable under his prior employer's qualified and nonqualified defined benefit pension plans.

Effective as of January 1, 2007, benefit accruals under the Pension Plan were frozen with respect to all employees who are first hired or are rehired on or after January 1, 2007. In addition, effective as of the close of business on December 31, 2007, benefit accruals under the Pension Plan were frozen for all other employees. Therefore: (a) all employees who are first hired on or after January 1, 2007 will receive no supplemental retirement income under the Plan; (b) all employees who are rehired on or after January 1, 2007 and who were participants in the Plan at the time of their prior separation from service will receive no additional accrual of supplemental retirement income on or after January 1, 2007, and the amount of their supplemental retirement income will not exceed the amount of their supplemental retirement income determined as of the date of their prior separation from service; and (c) all other participants will accrue no additional supplemental retirement income after the close of business on December 31, 2007, and the amount of their supplemental retirement income will not exceed the amount of their supplemental retirement income determined as of the close of business on December 31, 2007.

The Plan is completely separate from the Pension Plan, is unfunded, and is not qualified for special tax treatment under the Code.

The Plan was adopted effective as of January 1, 1990. This amendment and restatement of the Plan is effective as of January 1, 2005.

Prior to July 1, 2006, the Plan also provided the supplemental matching contributions described in Annex II. However, effective as of July 1, 2006, all liabilities relating to the supplemental matching contributions were transferred to, and assumed by, the Webster Bank Deferred Compensation Plan for Directors and Officers.

ARTICLE I

Definitions

1.1 "Affiliate" means any corporation or other entity which is under common control with the Bank and the Corporation within the meaning of Section 414(b) or Section 414(c) of the Code. A "Participating Affiliate" is an Affiliate which has assumed the obligations of the Plan with the consent of the Board. A "Nonparticipating Affiliate" is an Affiliate which has not assumed the obligations of the Plan with the consent of the Board.

1.2 "Bank" means Webster Bank, National Association and any successor corporation which hereafter assumes its obligations hereunder.

1.3 "Beneficiary" means the person designated by a Participant to receive benefits payable under the Plan in the event of the Participant's death. If a Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's Beneficiary will be his or her surviving spouse or, if none, his or her estate.

1.4 "Board" means the board of directors of the Bank.

1.5 "Change in Control" means the occurrence of any of the following events:

(a) Any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

(b) Any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of the Corporation, unless the Federal Reserve Board (the "FRB") has approved a rebuttal agreement filed by such person or such person has filed a certification with the FRB;

(c) Any person (other than the persons named as proxies solicited on behalf of the board of directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

(d) Any person has received the approval of the FRB under the Bank Holding Company Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Corporation;

(e) Any person has received approval of the FRB under the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Corporation;

(f) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder;

(g) As a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of the Corporation or any successor corporation; or

(h) The Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than fifty percent (50%).

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred under Section 1.5(b), Section 1.5(c), Section 1.5(d), Section 1.5(e) or Section 1.5(f) if, within thirty (30) days of such action, the board of directors of the Corporation (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a Change in Control of the Corporation. For purposes of this Section 1.5, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

1.6 "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Committee" means any committee authorized by the Board to administer the Plan.

1.8 "Corporation" means Webster Financial Corporation and any successor corporation which hereafter assumes its obligations.

1.9 "Employee" means an individual who is an employee of either the Bank, the Corporation or a Participating Affiliate.

1.10 "Participant" means an individual who satisfied the eligibility requirements of Article II and who is entitled to receive a Supplemental Retirement Income under Article III.

1.11 "Pension Plan" means the Webster Bank Pension Plan and any subsequent amendments thereto.

1.12 "Plan" means the Supplemental Retirement Plan for Employees of Webster Bank, as set forth herein, including any amendments, rules and regulations adopted pursuant hereto.

1.13 "Section 409A Change in Control" means a change in ownership of the Corporation, a change in effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation.

(a) A change in ownership of the Corporation occurs when any person (or two or more persons acting as a group) acquires ownership of stock of the Corporation which, together with stock held by such person or group, constitutes more than fifty percent (50%) of the stock of the Corporation. However, if any person or group of persons is considered to own more than fifty percent (50%) of the stock of the Corporation, the acquisition of additional stock by the same person or group of persons is not considered to result in a change in ownership of the Corporation.

(b) A change in effective control of the Corporation occurs either: (i) when any person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) ownership of stock of the Corporation possessing thirty percent (30%) or more of the stock of the Corporation; or (ii) a majority of the board of directors of the Corporation is replaced during a twelve month period by persons who are not endorsed by a majority of the board of directors of the Corporation in office prior to such change. However, if any person or group of persons is considered to have acquired effective control of the Corporation pursuant to this Section 1.13(b), the acquisition of additional control of the Corporation by the same person or group of persons is not considered to result in a change in effective control of the Corporation.

(c) A change in ownership of a substantial portion of the assets of the Corporation occurs on the date that any one person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) assets from the Corporation that have a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

1.14 "Separation from Service" means an individual's termination of service with the Bank, the Corporation and all Affiliates, as defined for purposes of Section 409A of the Code.

1.15 "Spouse" means the person who is legally married to a Participant on the earlier of such Participant's date of death and the date on which his or her Supplemental Retirement Income commences.

1.16 "Supplemental Retirement Income" means the monthly amount of retirement income payable on behalf of a Participant under Article III of the Plan.

ARTICLE II

Eligibility

2.1. Eligibility. An Employee who has an accrued benefit under the Pension Plan as of the close of business on December 31, 2007 will be eligible to receive a Supplemental Retirement Income under the Plan, provided that the following conditions are met:

(a) the Employee was hired prior to January 1, 2007; and

(b) prior to January 1, 2008, the Employee was a member of a select group of management or highly compensated employees (as determined by the Board) and was an executive vice president or above of the Bank, the Corporation or a Participating Affiliate.

Notwithstanding the above, however, the Chief Financial Officer of the Bank who was in office on January 1, 2007 will not be eligible to participate in the Plan and will receive no Supplemental Retirement Income under the Plan, even though he may have an accrued benefit under the Pension Plan as of the close of business on December 31, 2007.

If an Employee transfers employment from the Bank, the Corporation or a Participating Affiliate to a Nonparticipating Affiliate, the amount of the Employee's Supplemental Retirement Income shall not exceed the amount of the Supplemental Retirement Income which the Employee had accrued as of the date of such transfer of employment.

ARTICLE III

Supplemental Retirement Income

3.1 Supplemental Retirement Income.

(a) This Section 3.1(a) applies to all Participants other than the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004:

(i) The monthly amount of Supplemental Retirement Income payable to such a Participant will be the excess, if any, of: (A) the Participant's adjusted monthly retirement income, as determined under Section 3.1(a)(ii); over (B) the Participant's actual monthly retirement income under the Pension Plan.

(ii) For purposes of Section 3.1(a)(i)(A), a Participant's adjusted monthly retirement income shall be computed by using the applicable formula set forth in the Pension Plan, provided that:

(A) the applicable formula set forth in the Pension Plan shall be applied without regard to the limitations on benefits of Section 415 of the Code;

(B) the applicable formula set forth in the Pension Plan shall be applied without regard to the limitations on compensation of Section 401(a)(17) of the Code; and

(C) the applicable formula set forth in the Pension Plan shall be applied by reference to the definition of compensation set forth in Section 3.1(c).

The adjustments to the applicable formula set forth in the Pension Plan which are described in this Section 3.1(a)(ii) shall apply to all of the Participant's years of service, including any years of service performed prior to the effective date of the Plan or any amendment thereof.

(iii) Notwithstanding the above, pursuant to the terms of Section 3(f), the Supplemental Retirement Income of a Participant shall not exceed the amount of his or her Supplemental Retirement Income determined as of the close of business on December 31, 2007.

(b) This Section 3.1(b) applies to the Participants who were the Chairman and Chief Executive Officer of the Bank and the President of the Bank in office on January 1, 2004:

(i) The monthly amount of Supplemental Retirement Income payable to such a Participant will be the excess, if any, of: (A) the Participant's targeted monthly retirement income (as determined under Section 3.1(b)(ii)); over (B) the sum of: (1) the Participant's actual monthly retirement income under the Pension Plan; (2) the Participant's projected monthly Social Security retirement benefits commencing at age 65; and (3) with respect to the Participant who was the President of the Bank in office on January 1, 2004, $6,037.45 per month prior to November 1, 2007 and $4,448.62 per month on and after November 1, 2007 (representing the monthly retirement benefits payable under the qualified and nonqualified defined benefit pension plans maintained or previously maintained by the prior employer of such Participant).

(ii) For purposes of Section 3.1(b)(i)(A), a Participant's targeted monthly retirement income is a monthly benefit commencing on the Participant's normal retirement date and payable as a single life annuity equal to: (A) 60%, multiplied by (B) the ratio (but not greater than one) of the number of the Participant's years of vesting service as of the date of his Separation from Service to the number of years of vesting service that the Participant would have had if his Separation from Service had occurred on his normal retirement date; and multiplied further by (C) the Participant's high five year average monthly compensation (as determined under Section 3.1(b)(iii)). For purposes of this Section 3.1(b)(ii), years of vesting service and normal retirement date shall be determined under the terms of the Pension Plan as in effect on January 1, 2005.

(iii) For purposes of Section 3.1(b)(ii)(C), a Participant's high five year average monthly compensation equals one-twelfth of the average of the Participant's annual compensation (as determined under Section 3.1(c)) for the five consecutive calendar years which produce the highest such average.

(iv) For purposes of Section 3.1(b)(ii), a Participant's targeted monthly retirement income shall be computed without regard to the limitations on benefits of Section 415 of the Code and without regard to the limitations on compensation of Section 401(a)(17) of the Code.

(v) Notwithstanding the above, pursuant to the terms of Section 3(f), the Supplemental Retirement Income of a Participant shall not exceed the amount of his or her Supplemental Retirement Income determined as of the close of business on December 31, 2007.

(c) In computing a Participant's adjusted monthly retirement income under Section 3.1(a) and a Participant's targeted monthly retirement income under Section 3.1(b), the Participant's compensation shall be based on the definition of compensation set forth in the Pension Plan that is applicable to the period on and after September 1, 2004, but applying such definition to the Participant's entire period of employment.

(d) For purposes of calculating the monthly amount of a Participant's Supplemental Retirement Income pursuant to Section 3.1(a), a Participant's adjusted monthly retirement income as determined under Section 3.1(a)(ii) and actual monthly retirement income under the Pension Plan shall each be based upon the actuarially equivalent single life annuity form of payment commencing at normal retirement date.

For purposes of calculating the monthly amount of a Participant's Supplemental Retirement Income pursuant to Section 3.1(b), a Participant's targeted monthly retirement income as determined under Section 3.1(b)(ii) and actual monthly retirement income under the Pension Plan shall each be based upon the actuarially equivalent single life annuity form of payment commencing at normal retirement date.

For purposes of this Section 3.1(d): (i) actuarial equivalence shall be determined by applying the actuarial factors set forth in the Pension Plan; and (ii) normal retirement date shall be determined under the terms of the Pension Plan as in effect on January 1, 2005.

(e) If a Participant (or the survivor of a Participant) commences to receive a Supplemental Retirement Income prior to the Participant's normal retirement date, the Supplemental Retirement Income shall be actuarially reduced to reflect the early commencement of the benefit; provided, however, that in adjusting the Supplemental Retirement Income payable under Section 3.1(b) to reflect the early commencement of the benefit:

(i) calculate the excess, if any, of: (A) the Participant's targeted monthly retirement income (as determined under Section 3.1(b)(ii)); over (B) the sum of: (1) the Participant's actual monthly retirement income under the Pension Plan and (2) the Participant's projected monthly Social Security retirement benefits commencing at age 65;

(ii) actuarially adjust the amount in subsection (i) in order to reflect the early commencement of the benefit; and

(iii) with respect to the Participant who was the President of the Bank in office on January 1, 2004, offset the result in subsection (ii), on a dollar for dollar basis, by the amount set forth in Section 3.1(b)(i)(B)(3) (representing the monthly retirement benefits payable under the qualified and nonqualified defined benefit pension plans maintained or previously maintained by the prior employer of such Participant).

(f) Effective as of January 1, 2007, benefit accruals under the Pension Plan ceased for all Employees who were first hired or were rehired on or after January 1, 2007. Effective as of the close of business on December 31, 2007, benefit accruals under the Pension Plan ceased for all other Employees (including but not limited to the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004). Therefore, notwithstanding anything else in this Article III to the contrary:

(i) all Employees who were first hired on or after January 1, 2007 will receive no Supplemental Retirement Income under the Plan;

(ii) all Employees who were rehired on or after January 1, 2007 and who were Participants in the Plan at the time of their prior Separation from Service will receive no additional accrual of Supplemental Retirement Income on or after January 1, 2007, and the amount of their Supplemental Retirement Income will not exceed the amount of their Supplemental Retirement Income determined as of the date of their prior Separation from Service; and

(iii) all other Participants (including but not limited to the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004) will accrue no additional Supplemental Retirement Income after the close of business on December 31, 2007, and the amount of their Supplemental Retirement Income will not exceed the amount of their Supplemental Retirement Income determined as of the close of business on December 31, 2007.

In addition, because the Chief Financial Officer of the Bank who was in office on January 1, 2007 is not eligible to participate in the Plan, he will receive no Supplemental Retirement Income under the Plan, even though he may have an accrued benefit under the Pension Plan as of the close of business on December 31, 2007.

3.2 Vesting of Supplemental Retirement Income.

(a) A Participant becomes vested and has a nonforfeitable right to receive a Supplemental Retirement Income under the Plan in the same manner and to the same extent as provided under the Pension Plan.

(b) Notwithstanding the above, however, if the Committee determines, after a hearing, that a Participant who is eligible to receive or is receiving a Supplemental Retirement Income under the Plan has engaged in any activities which, in the opinion of the Committee, are detrimental to the interests of, or are in competition with, the Bank, the Corporation or any Affiliates, then all benefits payable under the Plan shall thereupon be terminated and forfeited.

3.3 Time of Payment of Supplemental Retirement Income. A Participant shall commence to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b) on the first day of the month coinciding with or next following the later of: (a) the date that is six months after his or her Separation from Service with the Bank, the Corporation and all Affiliates; or (b) the date on which he or she has reached age fifty-five (55).

If a Participant's Supplemental Retirement Income will commence on the first day of the month coinciding with or next following the date that is six months after his or her Separation from Service, the amount of his or her Supplemental Retirement Income shall be determined as if it had commenced on the first day of the month coinciding with or next following his or her Separation from Service. The payments to which the Participant would otherwise have been entitled during the first six months following his or her Separation from Service shall then be accumulated (together with interest at the long term applicable federal rate (as defined in Section 1274(d) of the Code) for the month preceding the Participant's Separation from Service), and shall be paid on the first day of the month coinciding with or next following the date that is six months after his or her Separation from Service.

For the period prior to January 1, 2008, a Participant commenced to receive his or her Supplemental Retirement Income on the date he or she commenced to receive his or her retirement benefits under the Pension Plan (as permitted by Notice 2006-79, Section 3.03).

3.4 Form of Payment of Supplemental Retirement Income.

(a) The normal form of payment of a Participant's Supplemental Retirement Income shall be a single life annuity payable in substantially equal monthly installments for the lifetime of the Participant.

(b) Notwithstanding the provisions of Section 3.4(a), a Participant may elect, prior to the commencement date of his or her Supplemental Retirement Income, to have his or her Supplemental Retirement Income paid in substantially equal monthly installments in the form of any actuarially equivalent annuity that is offered as an optional form of benefit under the Pension Plan. In calculating the amount of such annuity, the actuarial factors set forth in the Pension Plan will be used.

(c) Effective as of the date of adoption of the amendment and restatement of this Plan, notwithstanding the provisions of Section 3.4(a) and Section 3.4(b), a Participant may elect, prior to the commencement date of his or her Supplemental Retirement Income, to have his or her Supplemental Retirement Income paid in a lump sum distribution equal to the actuarially equivalent present value of such Supplemental Retirement Income (calculated by reference to the interest rate and mortality table that are used to calculate the Pension Plan's liabilities in accordance with Statement of Financial Accounting Standards No. 87 and that are disclosed in the financial statements of Webster Financial Corporation). In addition, a Participant who has elected to have his or her Supplemental Retirement Income paid in a lump sum distribution may make a subsequent election, prior to the commencement date of his or her Supplemental Retirement Income, to have his or her Supplemental Retirement Income paid as an annuity pursuant to Section 3.4(a) and Section 3.4(b). Any election pursuant to this Section 3.4(c) shall be subject to the following requirements:

(i) The election: (i) must be made at least twelve months prior to the date on which the Supplemental Retirement Income would otherwise have commenced; (ii) cannot become effective until at least twelve months after the date on which the election is made; and (iii) must delay the date of payment of the lump sum distribution for at least five years from the date the Supplemental Retirement Income would otherwise have commenced.

(ii) In no event can an election made pursuant to this Section 3.4(c) constitute an acceleration for purposes of Code Section 409A.

(d) In Notice 2005-1, Question 19(c), as modified by the preamble to the proposed regulations under Code Section 409A, Notice 2006-79, and the preamble to the final regulations under Code Section 409A (the "Election Guidance"), the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the form of payment of his or her deferred compensation, and such election will not be treated as a change in the form of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2007; (ii) the employee makes an election regarding the form of payment of his or her deferred compensation on or before December 31, 2007; (iii) the election applies only to amounts that would not otherwise be payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and (iv) the election otherwise satisfies the constructive receipt rule and other provisions of the Code and common law doctrines.

Pursuant to the Election Guidance, a Participant may elect on or after the date of adoption of the amendment and restatement of this Plan and on or before December 31, 2007 to have his or her Supplemental Retirement Income paid in a lump sum distribution equal to the actuarial equivalent present value of such Supplemental Retirement Income without being subject to the requirements of Section 3.4(c); provided, however, that the actuarial equivalent present value of such Supplemental Retirement Income shall be calculated by reference to the interest rate and mortality table described in Section 3.4(c); and provided further, that the effective date of such an election shall be delayed to the extent required by the constructive receipt rule or other provisions of the Code or common law doctrines.

(e) A Participant may make any election described in this Section 3.4 by submitting an election form to the Committee.

3.5. Death Benefits.

(a) If a Participant dies after commencing to receive his or her Supplemental Retirement Income under Section 3.1(a) or Section 3.1(b) and the Participant was receiving a single life annuity, or if the Participant elected to receive his or her Supplemental Retirement Income under Section 3.1(a) or Section 3.1(b) in the form of an actuarially equivalent lump sum distribution, then no survivor's benefit will be paid under the Plan following the death of the Participant.

If a Participant dies after commencing to receive his or her Supplemental Retirement Income under Section 3.1(a) or Section 3.1(b) and the Participant was receiving an actuarially equivalent annuity that is an optional form of benefit offered under the Pension Plan, then the Participant's joint annuitant or Beneficiary (who may be the Participant's Spouse) will receive a survivor's benefit in accordance with the terms of the annuity selected pursuant to Section 3.4(b).

(b) If a Participant dies prior to commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b) and the Participant is married on his or her date of death, then the surviving Spouse of the Participant shall be entitled to receive an annuity for the lifetime of the surviving Spouse. The amount of the survivor's benefit shall equal the benefit that the surviving Spouse would have received if the Participant had survived until the later of the Participant's date of death or the date on which the Participant would have reached age fifty-five (55), the Participant had commenced to receive on such date his or her Supplemental Retirement Income in the form of a 100/50 joint and survivor annuity with his or her Spouse as the joint annuitant, and the Participant had died immediately thereafter.

If a Participant dies prior to commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b), the Participant is married on his or her date of death, the Participant dies while in the service of the Bank, the Corporation or an Affiliate, and the Participant completed ten or more years of vesting service (as defined under the terms of the Pension Plan in effect on January 1, 2005) by his or her date of death, then the surviving Spouse of the Participant shall be entitled to receive an annuity for the lifetime of the surviving Spouse. The amount of the survivor's benefit shall equal the benefit that the surviving Spouse would have received if the Participant had survived until the later of the Participant's date of death or the date on which the Participant would have reached age fifty-five (55), the Participant had commenced to receive on such date his or her Supplemental Retirement Income in the form of a 100/50 joint and survivor annuity with his or her Spouse as the joint annuitant, and the Participant had died immediately thereafter. The survivor's benefit shall be payable for the lifetime of the surviving Spouse; provided, however, if the surviving Spouse dies prior to the receipt of one-hundred twenty (120) monthly payments, the remainder of the one hundred twenty (120) monthly payments shall be paid to the beneficiaries designated by the surviving Spouse (or, if the surviving Spouse fails to designate a beneficiary or no such beneficiary survives the Spouse, to the Participant's estate). If the surviving Spouse dies after the Participant but before commencing to receive the survivor's benefit, the survivor's benefit will be deemed to have commenced immediately prior to the Spouse's death. In determining the amount of the survivor's benefit, the amount of the 100/50 joint and survivor annuity will not be actuarially adjusted to reflect the one hundred twenty (120) month minimum payment period.

If a Participant dies prior to commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b), the Participant is not married on his or her date of death, the Participant dies while in the service of the Bank, the Corporation or an Affiliate, the Participant has reached age fifty-five (55) by his or her date of death, and the Participant has completed five years of vesting service (as defined under the terms of the Pension Plan in effect on January 1, 2005) by his or her date of death, then the Beneficiary of the Participant shall be entitled to receive a survivor's benefit payable for one hundred twenty (120) months. The amount of the survivor's benefit shall equal the benefit that a surviving spouse of the Participant would have received if the Participant had been married on his or her date of death to a spouse who was the same age as the Participant, the Participant had commenced to receive on his or her date of death his or her Supplemental Retirement Income in the form of a 100/50 joint and survivor annuity with such spouse as the joint annuitant, and the Participant had died immediately thereafter.

The monthly amount of a survivor's benefit payable under this Section 3.5(b) shall be calculated in the same manner and by applying the same actuarial factors as the corresponding survivor's benefit is calculated under the Pension Plan.

(c) If a Participant dies after commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b), the survivor's benefit (if any) payable to the Participant's surviving Spouse or Beneficiary shall commence on the first day of the month coinciding with or next following the date of the Participant's death, and shall cease on the date required by the terms of the annuity. A survivor's benefit shall in no event be payable after the death of a Participant who was receiving his or her Supplemental Retirement Income in the form of a single life annuity or who received a lump sum distribution of the actuarial equivalent present value of his or her Supplemental Retirement Income.

If a Participant dies prior to commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b), the Participant is married on his or her date of death, and a survivor's benefit is payable under Section 3.5(b) to the surviving Spouse of the Participant, then such survivor's benefit shall commence on the first day of the month coinciding with or next following the later of the date of the Participant's death or the date on which the Participant would have reached age fifty-five (55). The survivor's benefit shall cease on the date of the surviving Spouse's death (unless the survivor's benefit is payable for at least one hundred twenty (120) months and the surviving Spouse dies prior to the receipt of one hundred twenty (120) monthly payments).

If a Participant dies prior to commencing to receive a Supplemental Retirement Income described in Section 3.1(a) or Section 3.1(b), the Participant is not married on his or her date of death, and a survivor's benefit is payable under Section 3.5(b) to the Beneficiary of the Participant, then such survivor's benefit shall commence on the first day of the month coinciding with or next following the Participant's death. The survivor's benefit shall cease after the Beneficiary's receipt of one hundred twenty (120) monthly payments.

ARTICLE IV

Benefit Claims Procedure

4.1 Claims for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. The Committee shall promptly process each claim for benefits received by it and shall notify the claimant in writing of the action taken regarding the claim for benefits within a reasonable period of time following its receipt, but not later than ninety (90) days. This period may be extended by the Committee for up to ninety (90) days, provided that the notice of the extension of time is furnished to the claimant prior to the beginning of the extension period. In the event of a denial of benefits, the Committee shall furnish the claimant with a written notification which shall include: (a) the reasons for the denial; (b) specific references to the Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim for benefits, including an explanation of why such material or information is necessary; and (d) an explanation of the review procedure set forth in Section 4.2.

4.2 Appeal Procedure.

(a) A claimant who has received a written denial of a claim for benefits may appeal by filing with the Committee a written request for review. Such request must be made within sixty (60) days following the receipt of the written denial. In connection with any request for review, the claimant may at any time review all documents, records, and other information relevant to the claim free of charge, and request a review that takes into account all comments, documents, records and other information submitted (without regard to whether such information was submitted or considered in the initial benefit determination).

(b) The Committee shall notify the claimant of its determination on review within sixty (60) days following receipt of the request for review. This period may be extended by the Committee for up to sixty (60) days, provided that the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the beginning of the extension period. The extension notice must indicate the special circumstances requiring the extension and the date as of which the Committee expects to render a decision.

ARTICLE V

Funding

5.1 Funding. It is the intention of the Bank, the Corporation, the Participating Affiliates, the Participants and their survivors and Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The rights of Participants and their survivors and Beneficiaries shall be solely those of a general unsecured creditor of the Bank, the Corporation or a Participating Affiliate (as applicable). The Plan constitutes a mere promise by the Bank, the Corporation or a Participating Affiliate (as applicable) to make benefit payments in the future.

The obligation of the Bank, the Corporation or a Participating Affiliate (as applicable) to pay benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described in the Plan in the manner and under the conditions prescribed by the Plan. Any assets set aside to fund deferred compensation shall be subject to the claims of general creditors, and no person other than the Bank, the Corporation or a Participating Affiliate (as applicable) shall, by virtue of the provisions of the Plan, have any interest in such funds.

Prior to the occurrence of a Change in Control, neither the Bank, the Corporation nor any Participating Affiliate shall have any obligation to fund the benefits payable under the Plan. If the Bank, the Corporation or a Participating Affiliate determines, prior to a Change in Control, that deferred compensation under the Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, annuity contracts, life insurance contracts, or a group or individual trust (including a trust the terms of which conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (a "Rabbi Trust")).

Upon the occurrence of a Change in Control, the Bank, the Corporation and each Participating Affiliate shall (unless their liabilities under the Plan have been fully discharged) adopt and fully fund a Rabbi Trust (or, if Rabbi Trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as a Rabbi Trust). All of the assets of the Rabbi Trust shall be located, and shall remain located, within the United States, whether or not such assets are available to satisfy the claims of general creditors. In addition, the Rabbi Trust shall not contain any provision which states that the assets of the Rabbi Trust will be restricted to the provision of benefits under the Plan in the event of a change in the financial health of the Bank, the Corporation, or an Affiliate (or any successor thereof), whether or not such assets are available to satisfy the claims of general creditors.

ARTICLE VI

Amendment and Termination

6.1 Right to Amend. At any time, and from time to time, the Board of the Bank, by resolutions adopted by it, may amend the Plan or change the designation of Participants under the Plan.

6.2 Right to Terminate. The Plan can be terminated by action of the Board of the Bank only if: (a) the termination of the Plan does not occur proximate to a downturn in the financial health of the Bank, the Corporation or an Affiliate; (b) all nonqualified deferred compensation arrangements of the same type (i.e., all nonaccount balance plans) maintained by the Bank, the Corporation and all Affiliates are terminated with respect to all employees; (c) no payments are made within twelve months after the termination of the Plan (other than payments that would have been payable under the terms of the Plan if the termination had not occurred); (d) all payments are made within twenty-four (24) months after the termination of the Plan; and (e) neither the Bank, the Corporation nor any Affiliate adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonccount balance plan) for a period of three years with respect to any employee following the date of the termination of the Plan. If the Plan is terminated, the actuarial equivalent present value of each Participant's Supplemental Retirement Income (as calculated by reference to the interest rate and mortality table described in Section 3.4(c)) will be paid to the Participant in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the Plan.

If the Board of the Bank takes irrevocable action to terminate the Plan and all nonqualified deferred compensation arrangements of the same type (i.e., all nonccount balance plans) sponsored by the Bank, the Corporation and all Affiliates within thirty (30) days preceding or within twelve months following a Section 409A Change in Control, then the actuarial equivalent present value of each Participant's Supplemental Retirement Income (as calculated by reference to the interest rate and mortality table described in Section 3.4(c)) will be distributed in a lump sum within twelve (12) months following the date of such irrevocable action.

If the Board of the Bank terminates the Plan within twelve months following a corporate dissolution that is taxable under Code Section 331 or within twelve months following the bankruptcy court's approval of the termination of the Plan, then the actuarial equivalent present value of each Participant's Supplemental Retirement Income (as calculated by reference to the interest rate and mortality table described in Section 3.4(c)) will be distributed in the calendar year in which the Plan is terminated, the first calendar year in which the Supplemental Retirement Income is no longer subject to a substantial risk of forfeiture, or the first calendar year in which the distribution is administratively practicable (whichever is latest).

6.3 Limitations. Notwithstanding the preceding provisions of this Article VI: (a) no modification, amendment, discontinuance or termination of the Plan may permit any distribution of a Participant's Supplemental Retirement Income other than in accordance with the provisions of Section 409A of the Code; (b) no modification, amendment, discontinuance or termination of the Plan shall adversely affect the rights of any former Employee (or the survivor of any former Employee) then receiving benefits; and (c) the vested benefits which any Participant had accrued immediately prior to the effective date of any modification, amendment, discontinuance or termination of the Plan shall not be reduced. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant.

ARTICLE VII

Miscellaneous

7.1 Plan Administrator. In its discretion, the Board of the Bank may appoint a Committee consisting of at least one (1) but not more than five (5) persons. If appointed, the Committee shall be deemed to be the plan administrator of the Plan. If the Board has not appointed a Committee to administer the Plan, the Board will act as the Committee.

The Committee shall interpret and construe the provisions of the Plan, shall decide any disputes which may arise relative to the rights of Participants (and their survivors and Beneficiaries) under the terms of the Plan, and shall, in general, direct the administration of the Plan embodied herein. The Committee may adopt such rules as it deems necessary for the proper administration of the Plan. The decision of the Committee in all matters involving the interpretation and application of the Plan shall be final, binding and conclusive (unless the Committee has acted in an arbitrary or capricious manner).

7.2 Nonassignability. Except to the extent required by law, the right of any Participant or his or her survivors or Beneficiaries to any benefit or payment under the Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her survivors or Beneficiaries; (b) shall not be considered an asset of the Participant or his or her survivors or Beneficiaries in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that a Participant or any survivors or Beneficiaries who are receiving or are entitled to receive benefits under the Plan attempt to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless required by law, be null and void.

7.3 Code Section 409A. Any provision of the Plan that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Section 409A.

7.4 Governing Law. Except to the extent preempted by applicable federal laws, the provisions of the Plan shall be interpreted, construed and administered in accordance with the laws of the State of Connecticut, other than its choice of law principles.

7.5 No Employment Contract. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Bank, the Corporation or an Affiliate and its employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed: (a) to give to any Employee the right to be retained in the employ of the Bank, the Corporation or an Affiliate; (b) to affect the right of the Bank, the Corporation or an Affiliate to discipline or discharge any Employee at any time; (c) to give the Bank, the Corporation or an Affiliate the right to require any Employee to remain in its employ; or (d) to affect any Employee's right to terminate his or her employment at any time.

7.6 Withholding. The Corporation, the Bank or an Affiliate shall have the right to deduct from any distribution any taxes required by law to be withheld from a Participant with respect to such award.

7.7 Rights of Survivors and Beneficiaries. Whenever the rights of a Participant are stated or limited in the Plan, his or her survivors and Beneficiaries shall be bound thereby.

7.8 Masculine, Feminine, Singular and Plural. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

7.9 Titles. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

7.10 Other Plans. Nothing in this Plan shall be construed to affect the rights of a Participant, his or her survivors or Beneficiaries, or his or her estate to receive any retirement or death benefit under any tax qualified pension plan, another nonqualified deferred compensation arrangement, insurance agreement, tax-deferred annuity, or other retirement plan of the Corporation, the Bank or an Affiliate.

Dated this day of , 20 .

Witness: WEBSTER BANK, NATIONAL ASSOCIATION

By

Its

ANNEX I

Special Provisions for Certain Former Participants

in the Eagle Financial Corporation Benefit Equalization Plan

Effective as of April 15, 1998 (the "Eagle Acquisition Date"), Eagle Financial Corporation ("Eagle") was merged with and into Webster Financial Corporation. Effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle Financial Corporation Benefit Equalization Plan (the "Eagle SERP") were transferred to, and assumed by, Webster Financial Corporation. Webster Financial Corporation has, in turn, transferred all of such obligations to Webster Bank, National Association, a wholly-owned subsidiary of Webster Financial Corporation. Therefore, effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle SERP have been transferred to, and assumed by, Webster Bank.

Effective as of April 15, 1998, the Eagle SERP was merged with and into the Plan.

Effective as of July 1, 1998, certain of the assets and liabilities of the Financial Institutions Retirement Plan as Adopted by Eagle Financial Corporation (the "Eagle Pension Plan") were transferred to and assumed by the Webster Bank Pension Plan (the "Webster Pension Plan").

Effective as of the first day with respect to which the processing of the payroll for the former employees of Eagle was performed in conjunction with the processing of the payroll for the employees of Webster Bank (the "Eagle Payroll Merger Date"), the former employees of Eagle became eligible to participate in the Webster Bank Retirement Savings Plan (formerly known as the Webster Bank Employee Investment Plan) (the "Webster 401(k) Plan"). In addition, effective as of July 1, 1998, certain of the assets and liabilities of the Financial Institutions Thrift Plan as Adopted by Eagle Financial Corporation (the "Eagle 401(k) Plan") were transferred to and assumed by the Webster 401(k) Plan.

Prior to July 1, 2006, the Plan provided the supplemental matching contributions described in Annex II. Effective as of July 1, 2006, all liabilities relating to the supplemental matching contributions were transferred to, and assumed by, the Webster Bank Deferred Compensation Plan for Directors and Officers.

(1) If an Employee was a participant in the Eagle SERP, the Employee will not receive any additional Supplemental Retirement Income under this Plan unless he or she otherwise satisfies the eligibility requirements of Section 2.1. If he or she does not satisfy such eligibility requirements, no Supplemental Retirement Income will be payable to him or her under the Plan other than the supplemental retirement income which he or she accrued under the Eagle SERP prior to April 15, 1998.

(2) If an Employee was a participant in the Eagle Pension Plan on June 30, 1998 and he or she becomes a Participant under the Plan, the amount of such a Participant's Supplemental Retirement Income under Section 3.1 shall be determined as follows:

(a) the Participant's adjusted monthly retirement income shall be calculated by reference to the applicable formula set forth in the Eagle Pension Plan with respect to compensation earned and service performed prior to July 1, 1998, and by reference to the applicable formula set forth in the Webster Pension Plan with respect to compensation earned and service performed on and after July 1, 1998 and prior to January 1, 2008;

(b) the Participant's actual monthly retirement income shall equal the sum of the Employee's accrued benefit under the Eagle Pension Plan as of June 30, 1998 (whether or not such benefit was transferred to and assumed by the Webster Pension Plan) and the Employee's Webster Benefit (as defined in the applicable annex of the Webster Pension Plan); and

(c) the Participant's adjusted monthly retirement income and actual monthly retirement income shall each be actuarially adjusted to the equivalent single life annuity form of payment.

(3) If an Employee was a participant in the Eagle SERP, no Supplemental Matching Contributions were credited under the provisions of Annex II of the Plan unless he or she otherwise satisfied the eligibility requirements of Annex II. If he or she did not satisfy such eligibility requirements, no Supplemental Matching Contributions were payable to him or her under the Plan other than the supplemental matching contributions which he or she accrued under the Eagle SERP prior to April 15, 1998. In addition, no Supplemental Matching Contributions will be credited to such an Employee under the Plan with respect to the period on and after July 1, 2006.

(4) Except as otherwise provided in this Annex I, all of the provisions of the Plan shall apply to each Participant who was an employee of Eagle prior to April 15, 1998.

ANNEX II

Special Provisions Relating to Supplemental Matching Contributions

Attributable to the Period On and After January 1, 2005 and Prior to July 1, 2006

Prior to July 1, 2006, the Plan provided for the crediting of Supplemental Matching Contributions to the Supplemental Matching Contributions Accounts of a select group of management or highly compensated employees. Only those employees of the Bank and its affiliates who were members of a select group of management or highly compensated employees (as determined by the board of directors of the Bank) were eligible to receive Supplemental Matching Contributions under the Plan.

Effective as of July 1, 2006, all liabilities relating to Supplemental Matching Contributions were transferred to, and assumed by, the Webster Bank Deferred Compensation Plan for Directors and Officers. Therefore, effective as of July 1, 2006, the Plan no longer provides for the crediting of Supplemental Matching Contributions.

The Supplemental Matching Contributions payable under the Plan were based on the amount of matching contributions which an employee would have been allocated under the 401(k) Plan, but determined: (a) without regard to the limitations on annual elective deferrals imposed by Section 401(k) and Section 402(g) of the Code; (b) without regard to the limitations on matching contributions imposed by Section 401(m) of the Code; (c) without regard to the limitations of Section 415 of the Code; (d) without regard to the limitations of Code Section 401(a)(17); and (e) based on the definition of compensation set forth in the 401(k) Plan that was applicable to the period on and after September 1, 2004.

The payment of Supplemental Matching Contributions under the Plan was completely separate from the 401(k) Plan, was unfunded, and was not qualified for special tax treatment under the Code.

The following provisions were applicable during the period on and after January 1, 2005 and prior to July 1, 2006:

(1) For purposes of this Annex II, the following terms shall have the following meanings:

(a) "401(k) Plan" means the Webster Bank Retirement Savings Plan (formerly known as the Webster Bank Employee Investment Plan), including any amendments, rules or regulations adopted pursuant thereto.

(b) "Matching Percentage" means the percentage of a Participant's elective deferrals to the 401(k) Plan (to the extent such elective deferrals were not in excess of the Minimum Percentage of the Participant's compensation) which the Bank, the Corporation or a Participating Affiliate had agreed to contribute to the 401(k) Plan on behalf of the Participant as matching contributions.

(c) "Minimum Percentage" means the lowest percentage of compensation which a Participant had to elect to have contributed to the 401(k) Plan as elective deferrals in order to receive the maximum amount of matching contributions available under the terms of the 401(k) Plan.

(d) "Supplemental Matching Contributions" mean the amounts of deferred compensation credited to the Supplemental Matching Contributions Account of a Participant under Section 3 of Annex II of the Plan.

(e) "Supplemental Matching Contributions Account" means the two bookkeeping accounts maintained for each Participant. One bookkeeping account is credited with the Supplemental Matching Contributions (and the earnings and losses allocable thereto) that the Participant elected to be paid in installments pursuant to Section 4 of this Annex II (the "Installment Subaccount"). The other bookkeeping account is credited with the Supplemental Matching Contributions (and the earnings and losses allocable thereto) that will be paid in a single lump sum pursuant to Section 4 of this Annex II (the "Lump Sum Subaccount").

(2) An Employee who was a participant in the 401(k) Plan was eligible to have Supplemental Matching Contributions credited to his or her Supplemental Matching Contributions Account, provided that the following conditions were met:

(a) the Employee was a member of a select group of management or highly compensated employees (as determined by the Board) and was an executive vice president or above of the Bank, the Corporation or a Participating Affiliate;

(b) if the Employee had made the maximum elective deferrals permitted by the terms of the 401(k) Plan for a calendar year, the matching contributions which would have been allocated to the account of the Employee under the 401(k) Plan for the calendar year would have been limited due to the Employee's inability to make elective contributions equal to at least the Minimum Percentage of his or her compensation as a result of the applicability of the limitations on elective deferrals under Section 402(g) of the Code, the limitations on contributions under Section 415 of the Code, or the limitations on compensation under Section 401(a)(17) of the Code; and

(c) such Employee either: (i) separated from service with the Bank, the Corporation and all Affiliates; or (ii) died while in the service of the Bank, the Corporation or an Affiliate.

For purposes of Section 2(c)(i) of this Annex II, an Employee was not deemed to have separated from service as the result of a transfer of employment between the Bank, the Corporation or an Affiliate. However, if an Employee transferred employment from the Bank, the Corporation or a Participating Affiliate to a Nonparticipating Affiliate, the Employee was not credited with any Supplemental Matching Contributions with respect to compensation earned after the date of such transfer of employment.

(3) The amount of Supplemental Matching Contributions allocated to a Participant was determined as follows:

(a) As of the last day of each calendar year, the amount of a Participant's Supplemental Matching Contributions was determined. The amount of such Supplemental Matching Contributions for a calendar year equaled the excess, if any, of: (i) the Participant's adjusted matching contributions, as determined under Section 3(b) of this Annex II, for such calendar year; over (ii) the maximum amount of matching contributions which would have been allocated for the benefit of the Participant under the 401(k) Plan for such calendar year if he or she had actually made the maximum elective deferrals permitted by the terms of the 401(k) Plan (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 401(k), 401(m), 402(g), 415 and 401(a)(17)).

(b) For purposes of Section 3(a)(i) of this Annex II, a Participant's adjusted matching contributions equaled the Matching Percentage of the Participant's elective deferrals under the 401(k) Plan to the extent they did not exceed the Minimum Percentage of the Participant's compensation, except that:

(i) it was assumed that the Participant elected to contribute at least the Minimum Percentage of his or her compensation as elective deferrals under the 401(k) Plan;

(ii) adjusted matching contributions were determined without regard to the limitations on elective deferrals under Section 401(k) and Section 402(g) of the Code;

(iii) adjusted matching contributions were determined without regard to the limitations on matching contributions under Section 401(m) of the Code;

(iv) adjusted matching contributions were determined without regard to the limitations on contributions under Section 415 of the Code;

(v) adjusted matching contributions were determined without regard to the limitations on compensation under Section 401(a)(17) of the Code; and

(vi) adjusted matching contributions were determined by reference to the definition of compensation set forth in Section 3(c) of this Annex II.

The adjustments for determining adjusted matching contributions which are described in Section 3(b) of this Annex II applied to all calendar years in which the Participant was eligible to participate in the Plan, including any calendar years prior to the effective date of any amendment to the Plan.

(c) In computing a Participant's adjusted matching contributions under Section 3(b) of this Annex II, the Participant's compensation was based on the definition of compensation set forth in the 401(k) Plan that was applicable to the period on and after September 1, 2004. Pursuant to such definition, the Participant's compensation: (i) included all of the Participant's regular salary, overtime, commissions, bonuses, and pre-tax contributions made to the 401(k) Plan, to an employee benefit plan under an arrangement described in Section 125 of the Code or to a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code; but (ii) excluded taxable car benefits, taxable reimbursements (such as moving expenses), taxable fringe benefits (such as the cost of excess group term life insurance), and any taxable income realized in connection with the exercise of a nonqualified stock option, the disqualifying disposition of stock received under an incentive stock option, or the grant or vesting of restricted property. In addition, if a Participant elected to defer all or any portion of his or her compensation, such deferred compensation was included in the Participant's compensation during the calendar year in which it would have been paid to the Participant but for the deferral election.

(4) Prior to the first day of each calendar year, a Participant could elect that any amounts to be credited to his or her Supplemental Matching Contributions Account during the calendar year would be credited either to his or her Supplemental Matching Contributions Account - Lump Sum Subaccount or to his or her Supplemental Matching Contributions Account - Installment Subaccount. If the Participant did not make an election, the Participant was deemed to have elected that all amounts to be credited to his or her Supplemental Matching Contributions Account for the calendar year would be credited to the Supplemental Matching Contributions Account - Lump Sum Subaccount.

(5) Supplemental Matching Contributions were accounted as follows:

(a) A Participant's Supplemental Matching Contributions were credited by the Corporation, the Bank or an Affiliate (as applicable) to the Supplemental Matching Contributions Account maintained for the Participant. Supplemental Matching Contributions were credited to the Participant's Supplemental Matching Contributions Account as of the end of the calendar year with respect to which the Supplemental Matching Contributions were made. A payment to a Participant or Beneficiary was charged to the appropriate Supplemental Matching Contributions Account as of the time the payment was made.

(b) Interest, compounded monthly, was credited on the balance in a Participant's Supplemental Matching Contributions Account from time to time: (i) as of the last day of each calendar year during the period beginning when the Supplemental Matching Contributions were first so credited, and ending on the last day of the calendar year preceding the date described in Section 5(b)(ii) of this Annex II; and (ii) as of the date of distribution of a final installment payment (pursuant to Section 8(b) of this Annex II) or a single sum distribution (pursuant to Section 8(a) of this Annex II) of the amounts credited to the Participant's Supplemental Matching Contributions Account. The rate of interest was the interest rate on one year United States Treasury obligations (as reported from time to time in The Wall Street Journal) plus fifty (50) basis points, adjusted monthly.

(6) Supplemental Matching Contributions were vested as follows:

(a) A Participant became vested and had a nonforfeitable right to receive the amount credited to his or her Supplemental Matching Contributions Account under the Plan in the same manner and to the same extent as the amount credited to the Participant's matching contributions account under the 401(k) Plan.

(b) Notwithstanding the above, however, if the Committee determined, after a hearing, that a Participant who was eligible to receive or was receiving Supplemental Matching Contributions under the Plan had engaged in any activities which, in the opinion of the Committee, were detrimental to the interests of, or were in competition with, the Bank, the Corporation or any Affiliates, then all amounts credited to his or her Supplemental Matching Contributions Account that were payable under the Plan were thereupon terminated and forfeited.

(7) Supplemental Matching Contributions were distributed, or were commenced to be distributed, at the time set forth below:

(a) On the first day of the month coinciding with or next following the date that was six months after the Participant's Separation from Service with the Corporation, the Bank and all Affiliates.

(b) On the first day of the month coinciding with or next following the date that was sixty (60) days after the Participant's death.

(8) A Participant's Supplemental Matching Contributions were distributed, or were commenced to be distributed, in the form of distribution elected, or deemed elected, by the Participant pursuant to Section 4 of this Annex II, depending on whether such Supplemental Matching Contributions were credited to his or her Supplemental Matching Contributions Account - Lump Sum Subaccount or his or her Supplemental Matching Contributions - Installment Subaccount:

(a) Amounts credited to the Participant's Supplemental Matching Contributions Account - Lump Sum Subaccount were paid to such Participant in a single lump sum at the time determined pursuant to Section 7 of this Annex II.

(b) Amounts credited to the Participant's Supplemental Matching Contributions Account - Installment Subaccount were distributed in ten substantially equal, annual installments. Each installment was equal to the balance credited to the Supplemental Matching Contributions Account - Installment Subaccount multiplied by a fraction, the numerator of which was one and the denominator of which was ten minus the number of annual installments previously paid to the Participant (so that the first installment was 1/10th of the account, the second installment was 1/9th of the account, and so on).

If a Participant was entitled to receive installment payments due to a Separation from Service, the installment payment to which the Participant would otherwise have been entitled if installment payments had commenced on the first day of the month coinciding with or next following the date of his or her Separation from Service was segregated as of such date, credited with interest, and paid on the first day of the month coinciding with or next following the date that was six months after his or her Separation from Service. The remainder of the installments were paid to the Participant annually on each subsequent anniversary of the first day of the month coinciding with or next following the date of his or her Separation from Service until the ten installments had been paid.

If a Participant's Beneficiary was entitled to receive installment payments due to the death of the Participant, the first installment was paid to the Beneficiary on the first day of the month coinciding with or next following the date that was sixty (60) days after the Participant's death. Subsequent installments were paid to the Beneficiary annually on each subsequent anniversary of such date until the ten installments had been paid.

If a Participant began to receive installment payments but he or she died before his or her entire Supplemental Matching Contributions Account - Installment Subaccount had been distributed, the remaining installment payments were made to the Participant's Beneficiary.

ANNEX III

Certain Change in Control Payments Prior to January 1, 2008

The provisions of this Annex III shall apply to the Participants who were the Chairman and Chief Executive Officer of the Bank and the President of the Bank in office on January 1, 2004.

For the period prior to the close of business on December 31, 2007, notwithstanding the provisions of Section 3.1(b) and Section 3.4 of the Plan, if such a Participant was entitled to receive a Supplemental Retirement Income under Section 3.1(b) and the Participant's employment was involuntarily terminated following a change in control (as defined for purposes of any change in control or employment agreement entered into between the Participant and the Bank or any Affiliate of the Bank), then:

(a) the Participant's targeted monthly retirement income (as determined under Section 3.1(b)(ii)) was calculated by taking into account the service which the Participant would have performed, and the compensation which the Participant would have received, if he had remained actively employed during the period of time in which he was entitled to receive severance benefits under the terms of such change in control or employment agreement;

(b) the ratio in Section 3.1(b)(ii)(B) was deemed to equal one if the Participant had more than twenty-five (25) years of vesting service as of the date of his separation from service; and

(c) the excess of the Supplemental Retirement Income that the Participant would be entitled to receive by applying the provisions of subsection (a) and subsection (b) of this Annex III over the Supplemental Retirement Income that the Participant would be entitled to receive without regard to the provisions of subsection (a) and subsection (b) of this Annex III would be paid to the Participant in an actuarially equivalent single lump sum on the date that was six months after the date of the Participant's Separation from Service. The Supplemental Retirement Income that the Participant would be entitled to receive without regard to the provisions of subsection (a) and subsection (b) of this Annex III would be paid to the Participant in accordance with the provisions of Article III. For purposes of this Annex III, actuarial equivalence was determined by applying the actuarial factors set forth in the Pension Plan.

The Pension Plan has been frozen effective as of the close of business on December 31, 2007 with respect to the Participants who were the Chairman and Chief Executive Officer of the Bank and the President of the Bank in office on January 1, 2004. Therefore, no lump sum benefit shall be paid to such Participants pursuant to the terms of this Annex III with respect to a change in control that occurs on or after the close of business on December 31, 2007.